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                                                                   Exhibit 10.11



                              EMPLOYMENT AGREEMENT
                                (DANIEL R. FURTH)

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of December 5, 2005 (the "Effective Date") by and between Health Discovery Corporation, a Texas corporation ("Employer"), and the undersigned individual ("Employee").

                                R E C I T A L S:

        A. Employer desires Employee's employment with Employer upon the terms and conditions set forth in this Agreement.

        B. Employee desires to accept such employment, upon the terms and conditions set forth in this Agreement.

        C. Employee represents and warrants to Employer that he is not party to any contract which Employee will be breaching by entering into this Agreement or which restricts in any way Employee's ability to accept employment with Employer.

        D. Employer would not enter into this Agreement with Employee but for the foregoing representation and warranty by Employee.

        NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,   terms,
provisions and conditions contained in this Agreement, the parties agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        "Basic Compensation"-- Salary and Benefits.

        "Company Information"-- any and all:

        (a) Trade secrets concerning the business and affairs of Employer, including product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned distribution methods and processes, lists of current and prospective customers, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including, but not limited to, object code and source code), computer software and database technologies, systems, structures and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), Employee Inventions (as such term is defined below), and any other information, without regard to form and however documented, that is a trade secret within the meaning of any applicable state trade secret law ("Trade Secrets");

        (b) Confidential information concerning the business and affairs of Employer not publicly disclosed by Employee (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), without regard to form and however documented, but that does not qualify as a Trade Secret ("Confidential Information").


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        "Employee  Invention"-- any idea,  invention,  technique,  modification, process or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship, publication (whether or not copyright protection may be obtained for it) created, conceived or developed by Employee, either solely or in conjunction with others (including Employer and Employee's other previous employers), during or before the Employment Period, or during a period that includes a portion of the Employment Period, that relates to the business then being conducted or proposed to be conducted by Employer and any such item created by Employee, either solely or in conjunction with others, following termination of Employee's employment with Employer that is based upon, contains, consists of or uses Company Information. Employer will exclude items from Employee Inventions that are not related to the present or proposed business of the Employer or its affiliates or that cannot be assigned under applicable state law, provided however that Employee notifies Employer of the existence of any such item within ninety (90) days of its creation by Employee.

        "Employment Period"-- the period of Employee's employment under this Agreement.

        "person"--  any  individual,   corporation   (including  any  non-profit
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body.

        "Severance Period"-- a period of time beginning on the first day after the end of the Employment Period and ending on the first to occur of (i) the end of the Term of this Agreement or (ii) the first (1st) anniversary of the end of the Employment Period.

2.      Employment Terms and Duties.

        2.1 Employment. Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Agreement.

        2.2 Term. Subject to the provisions of Section 5 of this Agreement, the term of Employee's employment under this Agreement shall be for that term set forth on Schedule I attached hereto.

        2.3 Duties. Employee shall have such duties as are directed by the chief executive officer of the Employer, and will initially serve in that capacity set forth in Schedule I to this Agreement. Employee shall devote all of Employee's time, attention, skill and energy to the business of Employer during business hours (i.e., a standard forty hour work week) and during such other hours as may be reasonably necessary to fulfill his duties and responsibilities, with the exception of absences on account of illness or vacation in accordance with Employer's policies and in connection with Employee's existing obligations to the Association of Affiliated Carriers, Purple Shamrock, O'Brien Transport, Wash Systems, Inc. and Duff & Phelps. Employee shall not during the term of this Agreement be engaged in any other business activity or serve as an employee, independent contractor, advisor or consultant to any other person or entity of whatever nature other than (i) activities done with Employer's knowledge and prior written consent (including serving as a consultant to those persons listed above in an amount not to exceed 40 hours per month) and (ii) passive investments that do not create a conflict of interest and that do not violate any noncompetition covenants contained in this Agreement.


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3.      Compensation.

        3.1 Salary. Employee shall be paid that salary set forth on Schedule I attached hereto (the "Salary"), which shall be earned and payable in equal periodic installments in accordance with Employer's customary payroll practices, but no less frequently than monthly.

        3.2 Options. Employee shall be granted that number of options as set forth on Schedule I attached hereto (the "Options"), which options shall vest as set out on such schedule.

        3.3 Benefits. Employee shall, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, management incentive plans and other employee benefit plans of Employer or its affiliates that may be in effect from time to time, to the extent Employee is eligible under the terms of those plans (collectively, the "Benefits"). Employee acknowledges that Employer currently does not have in effect any such plans. If no coverage is in place by November 1, 2005, Employer shall cover such expenses as set out on Schedule I attached hereto.

4. Vacations, Holidays and Other Paid Time Off. Employee shall be entitled to the number of days of vacation set forth on Schedule I attached hereto. In addition to vacation, Employee will be eligible for up to five (5) days of sick time per year on a non-cumulative basis, which may be taken pursuant to Employer's standard policies and practices. Employee will also be entitled to the paid holidays and other paid leave set forth in Employer's policies.

5.       Termination.

        5.1 Events of Termination. The Employment Period, Employee's Basic Compensation and any and all other rights of Employee under this Agreement or otherwise as an employee and officer of Employer or its affiliates will terminate (except as otherwise provided in this Section 5) (a) upon the death of Employee; (b) upon the disability of Employee (as defined in Section 5.2 of this Agreement) immediately upon notice from either party to the other; (c) for cause (as defined in Section 5.3 of this Agreement); or (d) without cause upon thirty (30) days' prior notice from Employer or Employee.

        5.2 Definition of Disability. For purposes of Section 5.1 of this Agreement, Employee shall be deemed to have a "disability" if, because of a physical or mental impairment, Employee is unable to perform the essential functions of Employee's duties under this Agreement with or without reasonable accommodations for one-hundred twenty (120) consecutive days, or one hundred eighty
                (180) total days during any twelve (12) month period, as determined in accordance with this Section 5.2. The disability of Employee will be determined based upon the examination of Employee by a medical doctor selected by written agreement of Employer and Employee upon the request of either party by notice to the other. If Employer and Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will conduct the examination. The determination of the examining medical doctor selected under this Section 5.2 will be binding on both parties. Employee must submit to a reasonable number of examinations by the examining medical doctor under this Section 5.2, and Employee hereby authorizes the disclosure and release to the examining medical doctor of all supporting medical records. If Employee is not legally competent, Employee's legal guardian or duly authorized attorney-in-fact


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                will act in  Employee's  stead,  under this Section 5.2, for the
                purposes  of  submitting  Employee  to  the  examinations,   and
                providing the  authorization of disclosure,  required under this
                Section 5.2.

        5.3 Definition of "For Cause." For purposes of Section 5.1, the phrase "for cause" with respect to a termination of employment by Employer means: (a) a material breach by Employee of this Agreement; (b) Employee's failure to adhere to any Employer policy if Employee has been given an opportunity to comply with such policy or cure his failure to comply; (c) the appropriation (or attempted appropriation) of any business opportunity of Employer or any of Employer's affiliates, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Employer or any of Employer's affiliates; (d) the misappropriation (or attempted misappropriation) of any of Employer or Employer's affiliate's funds or property; (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof; or (f) any willful or intentional misconduct by Employee causing detriment to Employer or any of Employer's affiliates (as determined in Employer's sole discretion). For purposes of Section 5.1, the phrase "for cause" with respect to a termination of employment by Employee means:
                (a) any non-payment of compensation or failure to provide benefits provided for hereunder after Employer has been given reasonable notice of same and an opportunity to comply with its obligations hereunder, or (b) a material adverse change in Employee's duties and responsibilities as described herein if mandated by Employer.

        5.4 Termination Pay. Effective upon the termination of Employee's employment under this Agreement, Employer will be obligated to pay Employee (or, in the event of Employee's death, Employee's designated beneficiary as defined below) only such compensation as is provided in this Section 5.4. For purposes of this Section 5.4, Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as Employee may designate by notice to Employer from time to time or, if Employee fails to give notice to Employer of such a beneficiary, Employee's estate. Notwithstanding the preceding sentence, Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of Employee, to determine whether any beneficiary designated by Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as Employee's personal representative (or the trustee of a trust established by Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

                5.4.1 Termination for Cause. If Employer terminates this Agreement for cause, Employee will be entitled to receive Employee's Salary only through the date such termination is effective. If Employee terminates this Agreement for cause, Employee will be entitled to receive Employee's Salary for a period of three months from the date such termination is effective.

                5.4.2 Termination Upon Disability. If this Agreement is terminated by either party as a result of Employee's disability, as determined pursuant to Section 5.2, Employer will pay Employee's Salary through the date on which such termination is effective.



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                5.4.3   Termination  Upon Death. If this Agreement is terminated
                        because of Employee's death, Employee will be entitled to receive Employee's Salary through the date on which such termination is effective.

                5.4.4 Termination Without Cause. If this Agreement is terminated by Employer without cause, Employee will be entitled to receive Employee's Salary for a period of three months from the date such termination is effective. If this Agreement is terminated by Employee without cause, Employee will be entitled to receive Employee's Salary only through the date such termination is effective, and all outstanding options to acquire shares of common stock of the Employer shall continue to vest.

                5.4.5 Benefits. Employee's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of Employee's employment under this Agreement for any reason, and Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Employee will not receive, as part of Employee's termination pay pursuant to this Section 5, any payment or other compensation for any sick leave, vacation or other leave unused on the date the notice of termination is given under this Agreement.

6.      Nondisclosure Covenant; Employee Inventions.

        6.1 Agreements of Employer. Employer promises that, after the beginning of, and throughout the entirety of, the Employment Period, Employer shall provide to Employee Company Information, as it exists as of the Effective Date and as Employer continues to acquire and develop new and additional Company Information throughout the Employment Period.

        6.2 Acknowledgments by Employee. Employee acknowledges that (a) during the Employment Period and as a part of Employee's employment, Employee will be afforded access to Company
                Information; (b) public disclosure of such Company Information could have an adverse effect on Employer or Employer's affiliates and their business; (c) Employer desires to obtain exclusive ownership of each Employee Invention, and Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Company Information and to provide Employer with exclusive ownership of all Employee Inventions.

        6.3 Agreements of Employee. In consideration of the compensation and benefits to be paid or provided to Employee by Employer under this Agreement, Employee covenants as follows:

                6.3.1   Confidentiality.

                        (i) During and following the Employment Period, Employee shall hold in confidence the Company Information and shall not disclose it to any person except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.



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                                Employee's  obligations under this Section 6.3.1
                                shall continue after the Employment Period: (a) for two (2) years with respect to Confidential Information; and (b) for so long after such two
                                (2) year period as the information qualifies as a trade secret with respect to Trade Secrets.

                        (ii) Any Trade Secrets of Employer will be entitled to all of the protections and benefits under any applicable state trade secret law and any other applicable law. Employee hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

                        (iii) None of the foregoing obligations and restrictions applies to any part of the Company Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee.

                        (iv) Employee will not remove from Employer's premises (except to the extent such removal is for purposes of the performance of Employee's duties at home or while traveling, or except as otherwise specifically authorized by Employer) any document, record, notebook, plan, model, component, device or computer software or code, whether embodied in a disk or in any other form owned by Employer or any client of Employer or Employer's affiliates (collectively, the "Proprietary Items"). Employee recognizes that, as between Employer and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Employer. Upon termination of Employee's employment by either party, or upon the request of Employer during the Employment Period, Employee will return to Employer all of the Proprietary Items in Employee's possession or subject to Employee's control, and Employee shall not retain any copies, abstracts, sketches or other physical embodiment of any of the Proprietary Items, except, only that Employee may retain copies of items reasonably necessary and appropriate to demonstrate Employee's professional and managerial recommendations and opinion; provided, however, that such Proprietary Items shall be used solely for the purpose of protecting Employee from liabilities and claims.

                6.3.2 Employee Inventions. Each Employee Invention will belong exclusively to Employer. Employee acknowledges that all Employee Inventions are property of Employer, including, but not limited to, any copyrights, patents, trademarks or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, Employee hereby assigns to Employer all of Employee's right, title, and interest, including all rights of copyright, patent, trademark and other intellectual property rights to, or in, such Employee
                        Inventions. Employee covenants that Employee shall promptly:

                        (i) Disclose to Employer in writing any Employee Invention;

                        (ii) Assign to Employer or to a party designated by Employer, at Employer's request and without additional compensation, all of Employee's right to Employee Inventions for the United States and all foreign jurisdictions;



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                        (iii)   Execute   and    deliver   to   Employer    such
                                applications, assignments and other documents as Employer may request in order to apply for and
                                obtain  patents  or  other   registrations  with
                                respect to any Employee Invention in the United States and any foreign jurisdictions;

                        (iv) Sign all other papers necessary to carry out the above obligations; and

                        (v) Give testimony and render any other assistance, at Employer's expense, in support of Employer's rights to any Employee Invention.

        6.4 Disputes or Controversies. Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Company Information may be jeopardized. All pleadings, documents, testimony and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Employee and their respective attorneys and experts, who will agree, in advance and in writing to receive and maintain all such information in secrecy, except as may be limited by them in writing. If a disclosure of Company Information is required by law, subpoena or court order, Employee agrees to give Employer the maximum feasible prior written notice of the legal justifications and requirements for any proposed disclosure of such information so that Employer may object to such disclosure of Company Information if appropriate.

7.      Non-Competition Covenant.

        7.1 Employee acknowledges that: (a) the services to be performed by Employee for Employer are of a special, unique, unusual, extraordinary and intellectual character; (b) Employer's businesses are national in scope and its products and services are marketed throughout the United States of America; (c) Employer competes with other businesses that are or could be located in any part of the United States of America; and (d) the provisions of this Agreement are reasonable and necessary to protect Employer's businesses.

        7.2 Employee agrees that during the term of his employment by Employer and for a period of one (1) year following the termination of such employment, regardless of the reason for or manner of termination, Employee shall not, within the United States of America, either directly or indirectly, on his own behalf or in the service or on behalf of others undertake for a Competitor to perform duties and responsibilities: (i) relating to the development, sales, production, marketing or promotion of artificial intelligence algorithms competitive with the products for which Employee had responsibility during his employment; or
                (ii) the same or substantially similar to those duties and responsibilities Employee has undertaken for the Company in the same industry as the Company.

8.      Noninterference Covenant.

        8.1 Acknowledgments by Employee. Employee acknowledges that: (a) the services to be performed by Employee under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; (b) Employer's businesses are national and its




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                products are marketed  throughout  the United States of America;
                (c) Employer competes with other businesses that are or could be located in any part of the United States of America; and (d) the provisions of this Section 8 are reasonable and necessary to protect Employer's businesses.

        8.2 Covenants of Employee. In consideration of Employer providing Employee with Company Information at the inception of, and throughout, the Employment Period, and for other valuable consideration, Employee covenants that Employee will not, directly or indirectly:

                8.2.1 Whether for Employee's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit any customer of Employer with whom Employee had material contact during the one (1) year prior to the Post-Employment Period for the purpose of marketing or selling a product or service competitive with any product or service of Employer and for which Employee had research, development, sales, production or marketing involvement during the Employment Period; or

                8.2.2 Whether for Employee's own account or the account of any other person, within the United States at any time during the Employment Period and the Post-Employment Period, solicit or in any manner induce or attempt to induce any employee of Employer or Employer's affiliates with whom Employee had material contact to terminate his/her employment with Employer or Employer's affiliate.

                  For purposes of this Agreement, the term "Post-Employment Period" means a two (2) year period beginning on the date of termination of Employee's employment with Employer or Employer's affiliates.

                  If  any   covenant   in  this   Section  8.2  is  held  to  be
                  unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, will be effective, binding and enforceable against Employee. Employee shall, while the covenant under this Section 8.2 is in effect, give notice to Employer, within ten (10) days after accepting any other employment, of the identity of Employee's employer. Employer may notify such employer that Employee is bound by this Agreement and, at Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

9.      Nondisparagement Covenant.

         Employee shall not, at any time during the Employment Period or thereafter, disparage Employer, or its affiliates, or any of their respective shareholders, partners, managers, directors, officers, employees or agents.

10.      General Provisions.

        10.1 Injunctive Relief and Additional Remedy. Employee acknowledges that the injury that would be suffered by Employer or Employer's affiliates as a result of a breach of the provisions of this


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

                Agreement (including any provision of Sections 6, 7 and 8 of this Agreement) would be irreparable and that an award of monetary damages to Employer or any of Employer's affiliates for such a breach would be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer or any of Employer's affiliates will not be obligated to post bond or other security in seeking such relief.

        10.2 Covenants of Sections 6, 7 and 8 Are Essential Covenants. The covenants by Employee in Sections 6, 7 and 8 of this Agreement are essential elements of this Agreement, and without Employee's agreement to comply with such covenants, Employer or Employer's affiliate would not have entered into this Agreement or employed Employee and absolutely would not have disclosed to Employee any of the Confidential Information. Employer or Employer's affiliate and Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer or Employer's affiliate. Employee's covenants in Sections 6, 7 and 8 of this Agreement are essential covenants and the assertion of any claim by Employee against Employer or Employer's affiliate under this Agreement or otherwise, will not excuse Employee's breach of any covenant in Sections 6, 7 and 8 of this Agreement. If Employee's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Employee in Sections 6, 7 and 8 of this Agreement.

        10.3 Representations and Warranties by Employee. Employee represents and warrants to Employer that the execution and delivery by Employee of this Agreement does not, and the performance by Employee of Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both:
                (a) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

        10.4 Obligations Contingent on Performance. The obligations of Employer hereunder, including Employer's obligation to pay the compensation provided for herein, are contingent upon Employee's performance of Employee's obligations hereunder and all obligations of Employee hereunder are contingent upon Employer's performance of Employer's obligations hereunder. It is specifically understood that in the event Employee breaches the covenants in Sections 6, 7 and 8 of this Agreement, Employee shall return any payments, if any, made to Employee during the Severance Period and Employer shall be under no further obligation to make further payments, if any, to Employee during such Severance Period.

        10.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be satisfied by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

        10.6 Binding Effect; Assignment; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. This Agreement is expressly assignable by Employer, except as it relates to the options granted to the Employee in Schedule 1. Employee acknowledges and agrees that this Agreement may be assigned in the future by Employer to an affiliate or subsidiary of Employer or to a successor in interest of Employer. The duties and covenants of Employee under this Agreement, being personal, may not be assigned or delegated.

        10.7 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of transmission), provided that a copy is mailed by registered mail, postage prepaid, return receipt requested; or
                (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate from time to time by notice to the other parties):

                  If to Employer:         Health Discovery Corporation
                                          1116 South Old Temple Road
                                          Lorena, TX 76655

                  If to Employee:         At that address set forth on the
                                          signature page hereto.

        10.8 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

        10.9 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to conflicts of laws principles.

        10.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the parties in the courts of the State of Georgia, County of Chatham, or, if such party has or can acquire jurisdiction, in the United States District Court for the Southern District of Georgia, and each of the parties consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

               ---------------------------------
                               Employee Initials

        10.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" (or "included" or "includes") shall be deemed to be followed by the phrase "without limitation."

        10.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                         (Signatures begin on next page)

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the December 5, 2005.

                                          EMPLOYER:

                                          Health Discovery Corporation



                                          By:      /s/ Stephen D. Barnhill, M.D.
                                          Name:    Stephen D. Barnhill, M.D.
                                          Title:   Chief Executive Officer


                                          EMPLOYEE:


                                          /s/ Daniel R. Furth
                                          Daniel R. Furth

                                              Address:

                                              __________________________________
                                              __________________________________

                                              Telephone Number: _______________
                                              Facsimile Number: ________________

                                                                   Exhibit 10.11

                                   SCHEDULE I


   Employee:                    Daniel R. Furth

   Effective Date:              November 14, 2005

   Salary: $60,000 Annual Salary, to be reviewed after the first year for potential increase.

   Options: Employee will receive options to acquire 1,500,000 shares of Employer's common stock at an exercise price equal to $0.10. Such options shall will vest in 250,000 share increments at six month intervals over the term of this Agreement and otherwise be subject to the terms of the Company's form of option agreement. The options shall vest upon a change of control of the Employer.

   Benefits:                    Employer  will pay  Employee's  Blue  Cross Blue
                                Shield monthly expense of $287, as adjusted by Blue Cross Blue Shield, until Employer adopts a healthcare policy.

   Vacation:                    Employee  will be  entitled to  twenty-one  (21)
                                days of paid vacation each year.

 Office Allowance:              Employer will reimburse  Employee $200 per month
                                for expenses associated with office in the home.

   Title:                       Executive Vice President

   Duties: Employee shall provide management services on behalf of Employer, and such other duties as directed by Employer's board of directors from time to time. Employee may be required to travel extensively for Employer and Employer's affiliates.

   Term:                        Three years beginning on the Effective Date.